Exhibit 99.1

Terrie Curran

Chief Executive Officer

Phathom Pharmaceuticals, Inc.

100 Campus Drive, Suite 102

Florham Park, NJ 07932

                                  June 6, 2025

Re: Docket No. FDA-2024-P-5703

Dear Ms. Curran:

This letter responds to your citizen petition submitted on behalf of Phathom Pharmaceuticals, Inc. (Phathom), and received on December 11, 2024 (Petition). In the Petition, you request that the Food and Drug Administration (FDA or Agency) “correct the publication, Approved Drug Products with Therapeutic Equivalence Evaluations (the ‘Orange Book’), to accurately reflect the statutorily-required 10-year period of non-patent new chemical entity (‘NCE’) exclusivity” in the Orange Book listing for Voquezna (vonoprazan fumarate) new drug application (NDA) 215151 (Petition at 1).

Specifically, Phathom argues that Voquezna should benefit from the NCE and Generating Antibiotic Incentives Now (GAIN) (NCE*GAIN) exclusivity granted to Voquezna Triple Pak (co-package of vonoprazan fumarate, amoxicillin, and clarithromycin) NDA 215152 and Voquezna Dual Pak (co-package of vonoprazan fumarate and amoxicillin) NDA 215153 (collectively, the Voquezna Paks). Vonoprazan, the active moiety first approved in the Voquezna Paks, was recognized as a NCE upon approval. The Voquezna Paks received qualified infectious disease product (QIDP) designation and, pursuant to the GAIN provisions, the NCE exclusivity recognized for the Voquezna Paks was extended by 5 years, resulting in a total of 10 years of NCE*GAIN exclusivity with respect to the active moiety vonoprazan. Phathom contends that under FDA’s umbrella policy, this exclusivity should extend to Voquezna because it contains the same active moiety (vonoprazan), despite Voquezna not independently being designated as a QIDP.1, 2

FDA has carefully considered the Petition, including the public comments submitted to the docket. For the reasons described below, the Petition is granted.

[1]

The term umbrella policy is a term of art that describes FDA’s statutory interpretation of the 5-year NCE exclusivity provisions that allows for subsequently approved drug products containing the same new active moiety to benefit from the remainder of the NCE exclusivity for the first approved drug product, thus allowing all drug products containing the novel active moiety to be protected during the 5-year period of NCE exclusivity. See section I.B of this response for more details on the umbrella policy.

[2]	Phathom did not request QIDP designation for Voquezna NDA 215151.

U.S. Food & Drug Administration

10903 New Hampshire Avenue

Silver Spring, MD 20993

www.fda.gov

Docket No. FDA-2024-P-5703

I.	LEGAL AND REGULATORY BACKGROUND

A.	5-year NCE Exclusivity

The Hatch-Waxman Amendments provide incentives for pharmaceutical innovation in the form of exclusivities, including 5-year exclusivity, to protect qualified drugs submitted under section 505(b) of the Federal Food, Drug, and Cosmetic Act (FD&C Act) (21 U.S.C. 355(b)) from competition from certain 505(b)(2) NDAs and abbreviated new drug applications (ANDAs) for varying periods of time depending on the factual circumstances.

The 5-year exclusivity statutory provision provides:

If an application submitted under subsection (b) for a drug, no active moiety (as defined by the Secretary in section 314.3 of title 21, Code of Federal Regulations (or any successor regulations)) of which has been approved in any other application under subsection (b), is approved after [September 24, 1984], no application which refers to the drug for which the subsection (b) application was submitted and for which the investigations described in subsection (b)(1)(A)(i) and relied upon by the applicant for approval of the application were not conducted by or for the applicant and for which the applicant has not obtained a right of reference or use from the person by or for whom the investigations were conducted may be submitted under subsection (b) before the expiration of five years from the date of the approval of the application under subsection (b), except that such an application may be submitted under subsection (b) after the expiration of four years from the date of the approval of the subsection (b) application if it contains a certification of patent invalidity or noninfringement described in clause (iv) of subsection (b)(2)(A).3

In this provision, the first clause (italicized text) describes which drugs are NCEs (eligibility clause), and thus eligible for 5-year NCE exclusivity, and the second clause (bold text) describes the applications that are blocked by such exclusivity (bar clause). The eligibility clause commands a 5-year exclusivity period for a drug, “no active moiety . . . of which has been approved in any other application under [section 505(b) of the FD&C Act].” The Agency has interpreted the term drug in both the eligibility and bar clauses to mean drug substance that contains an active moiety.4

Once a drug has met the requirements of the eligibility clause, the bar clause prevents the submission of any ANDA or 505(b)(2) NDA that “refers to the drug for which the [505(b)] application was submitted” (emphasis added). This exclusivity generally has been interpreted to prevent an applicant from submitting a 505(b)(2) NDA or ANDA for a drug that contains the same active moiety approved in the protected drug for a 5-year period from the date of approval of the protected drug.5 Five-year NCE exclusivity does not block submission or review of stand-alone 505(b)(1) NDAs.

[3]	Section 505(c)(3)(E)(ii) of the FD&C Act (emphasis added). See also section 505(j)(5)(F)(ii) of the FD&C Act.
[4]	See section I.B, below.
[5]

Id. (An applicant may submit a 505(b)(2) NDA or an ANDA after 4 years under specific circumstances described in sections 505(c)(3)(E)(ii) and 505(j)(5)(F)(ii) of the FD&C Act that are not at issue here.)

Docket No. FDA-2024-P-5703

B.	NCE Exclusivity and the Umbrella Policy

In the 1989 proposed rule “Abbreviated New Drug Application Regulations,” the Agency addressed how it would interpret certain statutory exclusivity provisions, including the 5-year exclusivity statutory provisions, to operationalize these valuable incentives.6 The Agency chose an interpretation that allowed for this exclusivity to protect all drug products containing the novel active moiety during the 5-year pendency of the exclusivity period under the umbrella of the exclusivity recognized for the first approval of the novel active moiety. The Agency explained:

The language of sections 505(c)(3)(D) and 505(j)(4)(D) of the [FD&C Act] is ambiguous as to which ANDAs or 505(b)(2) applications are affected by an innovator’s exclusivity. The statutory language allows at least two interpretations. The narrower interpretation of the protection offered by exclusivity is that exclusivity covers only specific drug products and therefore protects from generic competition only the first approved version of a drug . . . . Under this interpretation, an innovator’s exclusivity could lose its value as soon as FDA approved a second full new drug application for a version of the drug, because an ANDA could be approved by reference to the second approved version of the drug, which would not be covered by exclusivity.

The broader interpretation of the coverage of exclusivity is that it covers the active moieties in new chemical entities . . . rather than covering only specific drug products. Thus exclusivity would protect the new active moiety of a new chemical entity . . . from generic competition even after FDA had approved subsequent full new drug applications for subsequent versions of the drug. Under this theory, an ANDA or 505(b)(2) application for a drug with the same active moiety as the innovator’s new chemical entity . . . could not be approved until the innovator’s exclusivity expired, even if the ANDA or 505(b)(2) application relied on another approved version of the innovator’s drug.7

To allow for this interpretation, FDA explained that the term drug in the bar clause of the 5-year NCE exclusivity provisions meant drug substance.8 Under this interpretation, now referred to as the umbrella policy, after a drug product becomes eligible for 5-year NCE exclusivity, certain drug products subsequently developed and approved that contain the same active moiety would also benefit from the original drug product’s 5-year NCE exclusivity until the exclusivity period for the original drug product has expired.9 Alternatively said, under the umbrella policy, 5-year exclusivity attaches to the previously unapproved active moiety, and thus, not only to the first approved drug product that was eligible for 5-year NCE exclusivity, but also to other drug products containing the same active moiety. Thus, the scope of 5-year exclusivity is the NCE (new active moiety).10

[6]	Proposed rule, “Abbreviated New Drug Application Regulations,” 54 FR 28872 (July 10, 1989) at 28897.
[7]	Id.
[8]	54 FR 28872 at 28898–28899.
[9]	Id
[10]

FDA explained this interpretation as follows: “[T]he agency interprets [5-year NCE exclusivity] to cover any subsequent approval of an application or supplemental application for a different ester, salt, or other noncovalent derivative, or a different dosage form, strength, route of administration, or new use of a drug with the same active moiety. Any modification to the product will be protected for the period of exclusivity remaining on the original application, unless the change occurs after or toward the end of the initial 5 years of exclusivity and independently qualifies for exclusivity under another exclusivity provision” (54 FR 28872 at 28898–28899).

Docket No. FDA-2024-P-5703

Accordingly, under the umbrella policy, 5-year NCE exclusivity will apply not just to the first approved drug product containing no previously approved active moiety but also to any subsequently approved drug product developed that contains the same new active moiety as in the first drug product and that is approved during the 5-year period. Such a subsequently approved drug product will be protected for the balance of the 5-year period, which runs from the date of approval of the first approved drug product.

The goal of the umbrella policy is to encourage further development and improvement of drug products containing the NCE without compromising the innovator’s exclusivity period by allowing the innovator to market different drug products containing the same active moiety and to benefit from the 5-year protection while doing so. FDA explained its reasoning for adopting the broader interpretation of the coverage of exclusivity as follows:

[I]f FDA adopted the narrower interpretation that exclusivity covers only a specific drug product and does not prevent ANDAs from copying subsequent versions of the innovative product, a manufacturer of a new chemical entity (entitled to 5 years of exclusivity), could not make improvements in the drug, e.g., by making a new dosage form of the drug, without destroying the value of its exclusivity. Approval of a new dosage form, and certain other changes in approved drugs, require the submission of a new drug application; once approved, the new dosage form would become a new drug product that an ANDA application could copy, without being subject to the exclusivity covering the original drug product.

For the same reasons, an innovator whose drug was entitled to exclusivity could not license another company to make a copy of the pioneer drug without losing the value of its exclusivity. Under the narrow theory of exclusivity, once the licensed company’s product was approved, ANDA applicants could copy the licensed product, without regard to the innovator’s exclusivity.

The agency does not believe that Congress intended the exclusivity provisions to discourage innovators from making improvements in their drug products nor from authorizing the marketing of competitive products. Accordingly, FDA has concluded that the broader interpretation of the scope of exclusivity should be applied to all types of exclusivity conferred by sections 505(c)(3)(D) and 505(j)(4)(D) of the [FD&C Act].11

Notably, the umbrella policy is also an important legal and policy consideration in the Agency’s statutory interpretations regarding the eligibility of 5-year NCE exclusivity for certain fixed-combination drug products containing a new active moiety in combination with a previously

[11]	54 FR 28872 at 28897.

Docket No. FDA-2024-P-5703

approved active moiety (or moieties), a fact recognized by Federal courts,12 including for fixed-combinations containing old antibiotics in combination with new active moieties (such as the Voquezna Paks).

C.	The GAIN Extension

Section 505E of the FD&C Act provides for a 5-year extension of exclusivity periods upon approval of certain applications for drug products that have been designated as QIDPs. Specifically, section 505E(a) states that the applicable 3-year, 5-year, or 7-year exclusivity period for a QIDP-designated drug “shall be extended by 5 years” (GAIN Extension).13 Title VIII of the Food and Drug Administration Safety and Innovation Act (FDASIA) (Public Law 112-144), entitled “Generating Antibiotic Incentives Now,” amended the FD&C Act to add section 505E. This section was intended to address the public health threat of antimicrobial drug resistance by incentivizing the development of new antibacterial and antifungal drugs for the treatment of serious or life-threatening infections.14

The term QIDP is defined in section 505E(g) of the FD&C Act to mean:

a drug . . . including an antibacterial or antifungal drug, for human use that—

(1) acts on bacteria or fungi or on substances produced by such bacteria or fungi; and

(2) is intended to treat a serious or life-threatening infection, including such an infection caused by—

(A) an antibacterial or antifungal resistant pathogen, including novel or emerging infectious pathogens; or

[12]

In 2016, in addressing the Agency’s 2014 interpretation of the term drug in the relevant statutory provisions governing 5-year NCE exclusivity that established the eligibility of fixed-combination drug products comprising a new active moiety in combination with an old active moiety for 5-year NCE exclusivity, the U.S. District Court for the District of Columbia explained how the umbrella policy was a fundamental consideration in the application of this policy, and how the Agency’s prior interpretation that did not allow such fixed-combinations to avail of 5-year NCE exclusivity ran contrary to the umbrella policy. See Ferring Pharmaceuticals Inc., v. Burwell et al., U.S. District Court for the District of Columbia, No. CV 15-0802 (RC), 2016 WL 4734333 (D.D.C. Sept. 9, 2016).

[13]

Section 505E(a) of the FD&C Act. Specifically, the subsection states: “If the Secretary approves an application pursuant to section 505 for a drug that has been designated as a qualified infectious disease product under subsection (d), the 4- and 5-year periods described in subsections (c)(3)(E)(ii) and (j)(5)(F)(ii) of section 505, the 3-year periods described in clauses (iii) and (iv) of subsection (c)(3)(E) and clauses (iii) and (iv) of subsection (j)(5)(F) of section 505, or the 7-year period described in section 527 [of the FD&C Act (21 U.S.C. 360cc)], as applicable, shall be extended by 5 years.” Furthermore, the GAIN Extension is in addition to any extension of the 6-month pediatric exclusivity period under section 505A of the FD&C Act. See section 505E(b) of the FD&C Act.

[14]

See Congressional Research Service Report R42680, The Food and Drug Administration Safety and Innovation Act (FDASIA, P.L. 112-144) (Feb 4, 2013), at 16 (“FDASIA provides incentives for the development of certain new anti-infective drugs by providing an extended period of exclusivity.”).

Docket No. FDA-2024-P-5703

(B) qualifying pathogens listed by the Secretary under subsection (f).15

Section 505E(c) of the FD&C Act (Limitations) lists the following limitations to the GAIN Extension of section 505E(a):

Subsection (a) does not apply to the approval of—

(1) a supplement to an application under section 505(b) for any qualified infectious disease product for which an extension described in subsection (a) is in effect or has expired;

(2) a subsequent application filed with respect to a product approved under section 505 for a change that results in a new indication, route of administration, dosing schedule, dosage form, delivery system, delivery device, or strength;

(3) a product that does not meet the definition of a qualified infectious disease product under subsection (g) based upon its approved uses; or

(4) an application pursuant to section 351(a) of the Public Health Service Act.

II.	FACTUAL BACKGROUND

Voquezna (NDA 215151) contains the single active moiety vonoprazan, which belongs to a new class of acid-inhibitory agents called potassium-competitive acid blockers.16 The active moiety vonoprazan was first approved by FDA on May 3, 2022, in the Voquezna Paks for the treatment of Helicobacter pylori (H. pylori) infection in adults.17

Because vonoprazan had never been approved as an active moiety in any other application, FDA recognized 5-year NCE exclusivity for the Voquezna Paks. The Orange Book lists this exclusivity expiring on May 3, 2027. Additionally, because the Voquezna Paks were designated as QIDPs, in part because of their indication to treat H. pylori in adults,18 the 5-year NCE exclusivity period recognized with respect to the new active moiety, vonoprazan, was extended for an additional 5 years pursuant to the GAIN Extension of section 505E(a) of the FD&C Act.19

[15]

FDA’s regulation at 21 CFR 317.2 provides the list of qualifying pathogens that have the potential to pose a serious threat to public health. The Food and Drug Omnibus Reform Act of 2022 modified the original definition of QIDP to encompass drug products that “[act] directly on bacteria or fungi or on substances produced by such bacteria or fungi.” This modified language is reproduced above.

[16]	See Clinical Reviewer/CDTL Summary Review for Voquezna (NDA 215151) at 8, dated Nov 1, 2023, available at https://www.accessdata.fda.gov/scripts/cder/daf/index.cfm.
[17]	See Voquezna Triple Pak and Voquezna Dual Pak Labeling, dated July 31, 2024, available at https://www.accessdata.fda.gov/drugsatfda_docs/label/2024/215152s003,215153s003lbl.pdf.
[18]

On May 5, 2021, FDA granted QIDP designation for vonoprazan tablets, amoxicillin capsules, and clarithromycin tablets (co-packaged) for the treatment of H. pylori infection under investigational new drug application (IND) 143190 and for vonoprazan tablets and amoxicillin capsules (co-packaged) for the treatment of H. pylori infection under IND 144399.

[19]	The statutory limitations of section 505E(c) of the FD&C Act to the GAIN Extension of section 505E(a) of the FD&C Act did not apply to the Voquezna Paks.

Docket No. FDA-2024-P-5703

This NCE*GAIN exclusivity is listed in the Orange Book for the Voquezna Paks expiring on May 3, 2032.

On November 1, 2023, FDA approved Voquezna (NDA 215151), a drug product containing the single active ingredient, and single active moiety, vonoprazan. In addition to being approved for the treatment of H. pylori infection in adults (in combination with amoxicillin and clarithromycin), Voquezna is also approved for three indications: (1) for healing of all grades of erosive esophagitis and relief of heartburn associated with erosive esophagitis in adults, (2) to maintain healing of all grades of erosive esophagitis and relief of heartburn associated with erosive esophagitis in adults, and (3) for the relief of heartburn associated with nonerosive gastroesophageal reflux disease in adults.20 Voquezna was not designated as a QIDP.21 The Orange Book currently lists 5-year NCE exclusivity expiring on May 3, 2027, for Voquezna, and does not reflect the NCE*GAIN exclusivity recognized for the Voquezna Paks.

III. DISCUSSION

In your Petition, you argue that the plain text of the statute and the longstanding umbrella policy interpretation require that FDA update Voquezna’s Orange Book listing to reflect NCE*GAIN exclusivity.22 You assert that section 505E(a) of the FD&C Act mandates the extension of the NCE exclusivity period by 5 years with respect to the active moiety vonoprazan.23 You additionally contend “the GAIN Act extends [NCE exclusivity] with its full scope and character retained,” noting that Section 505E(a) “exten[ds] the duration” of NCE exclusivity and does not change the scope or characteristics of the underlying exclusivity.24 The Petition further argues that, under FDA’s longstanding umbrella policy, 5-year NCE exclusivity applies “not just to the first approved drug product containing no previously approved active moiety, but, with some [inapplicable] exceptions . . . to any other drug product developed that contains the same new active moiety as [in] the first drug product and that is approved during the [NCE exclusivity] period.”25 Therefore, Phathom believes the statute and the umbrella policy require FDA to recognize NCE*GAIN exclusivity for Voquezna.

We agree that Voquezna benefits from the NCE*GAIN exclusivity recognized for the Voquezna Paks. Recognition of NCE*GAIN exclusivity for Voquezna is consistent with the statutory text of the GAIN provisions and the Agency’s longstanding umbrella policy interpretation of NCE exclusivity and gives full effect to the NCE*GAIN exclusivity recognized for the QIDP-designated Voquezna Paks. While Voquezna is not designated as a QIDP, the scope of NCE

[20]	See Voquezna Labeling, dated Nov 1, 2023, available at https://www.accessdata.fda.gov/drugsatfda_docs/label/2023/215151s000lbl.pdf .
[21]

For a drug product to be designated as a QIDP, a sponsor must submit a QIDP designation request. See section 505E(d)(1) of the FD&C Act. The sponsor of Voquezna did not request QIDP designation for Voquezna.

[22]	See Petition at 7.
[23]	See Petition at 10.
[24]	Petition footnote 50 at 10.
[25]

Petition footnote 55 at 11, quoting the guidance for industry New Chemical Entity Exclusivity Determinations for Certain Fixed-Combination Drug Products” (October 2014) at 6 (Fixed-Combination NCE Guidance).

Docket No. FDA-2024-P-5703

exclusivity (or application of the bar clause) is determined by the active moiety, and Congress gave no indication in the GAIN provisions that the NCE extension of section 505E(a) should not apply in this situation.

A.	Voquezna Benefits From the NCE*GAIN Exclusivity Recognized for the Voquezna Paks

As detailed above in section II, the active moiety vonoprazan was first approved by FDA in the Voquezna Paks, resulting in the recognition of 5-year NCE exclusivity with respect to the active moiety vonoprazan. Because the Voquezna Paks were each designated as QIDPs, the 5-year NCE exclusivity period recognized with respect to the new active moiety, vonoprazan, was extended for an additional 5 years pursuant to section 505E(a) of the FD&C Act.

Section 505E(a) of the FD&C Act states that the applicable exclusivity periods “shall be extended by 5 years” for approved applications for drugs designated as QIDPs. Section 505E(a) is subject to section 505E(c), which specifies limitations where the GAIN Extension does not apply. None of the limitations set forth in section 505E(c) were implicated by the approval of the Voquezna Paks, and therefore, section 505E(a) applied without limitation to extend the underlying NCE exclusivity recognized for the Voquezna Paks by 5 years.26

The text of section 505E(a) extends the duration of the applicable exclusivity period recognized and section 505E does not otherwise limit or modify the scope of the applicable exclusivity extended by section 505E(a). Although the limitations in section 505E(c) describe circumstances where an exclusivity extension under section 505E(a) is not available, when an exclusivity extension is recognized under section 505E(a), these limitations do not modify its scope. In this case, 5-year NCE exclusivity was the underlying exclusivity recognized for the Voquezna Paks and application of section 505E(a) extended this underlying NCE exclusivity period, with the full scope of NCE exclusivity, by 5 additional years.

Under the umbrella policy, NCE exclusivity applies “not just to the first unapproved drug product containing no previously approved active moiety, but . . . to any other drug product developed that contains the same new active moiety as in the first drug product and that is approved during the [NCE exclusivity] period.”27 Therefore, since section 505E(a) extends the applicable NCE exclusivity period, the 5-year extension would also apply to any other drug product developed that contains the same new active moiety as the first approved drug product and that is approved during the NCE*GAIN period recognized for the Voquezna Paks.

Recognizing that Voquezna benefits from the NCE*GAIN period recognized for the Voquezna Paks represents a consistent interpretation of the word drug in the NCE bar clause. Under the umbrella policy, the NCE bar clause restricts FDA’s acceptance of a follow-on (ANDA or

[26]

We note that FDA is restricted by the NCE*GAIN exclusivity recognized for the Voquezna Paks from accepting or approving applications for the active moiety vonoprazan for the duration of the NCE*GAIN exclusivity period recognized for the Voquezna Paks. Therefore, based on the text of the statute and the umbrella policy, the section 505E(c) limitations — including the 505E(c)(3) limitation — have no bearing on the scope of NCE*GAIN exclusivity recognized for the Voquezna Paks and applied to Voquezna by application of the umbrella policy.

[27]	Fixed-Combination NCE Guidance at 6.

Docket No. FDA-2024-P-5703

505(b)(2) NDA) application for a drug substance, or active moiety, that is covered by 5-year NCE exclusivity. As an application of the NCE bar clause, the umbrella policy blocks submission of any follow-on drug product containing the protected active moiety, irrespective of whether the follow-on drug product relies on the drug product protected by NCE exclusivity.

B.	Recognition of NCE*GAIN Exclusivity for Voquezna Is Consistent With the Statutory Text of the GAIN Provisions

Pursuant to the GAIN provisions, FDA recognized NCE*GAIN exclusivity for the Voquezna Paks because they contained the NCE vonoprazan, they were designated QIDPs, and none of the 505E(c) limitations applied. To give full effect to the NCE exclusivity recognized for the Voquezna Paks that was extended by GAIN, NCE*GAIN exclusivity must also be recognized for Voquezna. This outcome is consistent with FDA’s longstanding umbrella policy interpretation of the NCE bar clause, the purpose of which is to encourage further development and improvement of drugs containing the NCE without compromising the innovator’s exclusivity period by allowing the innovator to market different drugs containing the same active moiety and to benefit from the 5-year protection while doing so.

As described in congressional deliberations, the GAIN title of FDASIA was intended to “incentivize the development of new antibiotics, to treat, stop, and conquer the superbugs . . . germs that are resistant to antibiotics that now exist.”28 While Congress debated the scope of QIDP eligibility in an effort to target the incentive to products that would treat serious or life-threatening infections,29 the available legislative record does not include any public debate or deliberation regarding the specific interaction between the GAIN provisions and the umbrella policy interpretation of NCE exclusivity. Thus, although it is possible that Congress did not intend for drug products such as Voquezna to benefit from NCE*GAIN exclusivity, it is clear that Congress did intend for drug products such as the Voquezna Paks to benefit from NCE*GAIN exclusivity.

Consistent with the statutory text and FDA’s longstanding umbrella policy, which predated enactment of section 505E of the FD&C Act, NCE exclusivity for Voquezna Paks covers Voquezna. Therefore, to ensure Voquezna Paks the full scope of their exclusivity for those drug products and, more specifically, for the active moiety vonoprazan, Voquezna benefits from the remainder of the NCE exclusivity recognized for the Voquezna Paks, and the Orange Book will be updated to accurately reflect the 10-year period of nonpatent NCE exclusivity in the Voquezna Orange Book listing.

[28]	Statement of Senator Blumenthal, Proceedings and Debates of the 112th Congress, Second Session (May 22, 2012) 158 Cong. Rec. S3396.
[29]

See, e.g., statement of Representative Waxman, Hearing Before the Subcommittee on Health of the Committee on Energy and Commerce of the House of Representatives, 112th Congress, Second Session (Mar 8, 2012) at 118 (“First, we need to make sure that we are only providing exclusivity for the kinds of drugs that will truly benefit the public health . . . some believe that GAIN should be limited to new antibiotics for treating serious infections for which there is an unmet medical need.”)

Docket No. FDA-2024-P-5703

IV.	CONCLUSION

For the reasons described above, the Petition is granted.

Sincerely,
Jacqueline A. Corrigan-curay -S

Jacqueline Corrigan-Curay, J.D., M.D. Acting Director Center for Drug Evaluation and Research Food and Drug Administration